Exhibit 10.1

Fiscal 2013 Annual Incentive Plan
(September 1, 2012 through August 31, 2013 Performance Period)

The Fiscal 2013 Annual Incentive Plan (the “Fiscal 2013 AIP”) provides eligible employees the opportunity to earn cash awards for Company and individual performance during the Performance Period.

Performance Period: September 1, 2012 through August 31, 2013, the Company’s fiscal year 2013 (the “Performance Period”).

Eligibility:  All regular employees of Monsanto Company and its subsidiaries (the “Company”) who do not participate in a sales or business-specific annual incentive plan.

Performance Goals:

•
The People and Compensation Committee of the Board of Directors (the “Committee”) establishes Threshold, Target and Outstanding level goals for the Performance Period relating to the following financial goals (each, a “Financial Goal” and collectively, the “Financial Goals”):

➢	Net Sales (weighted 10%);
➢	Diluted Earnings Per Share (weighted 50%); and
➢	Free Cash Flow (“Cash Flow”) (weighted 40%).

•	Each employee participating in the Fiscal 2013 AIP (a “Participant”) also has individual performance goals relating to business and/or people initiatives.

General Provisions:

•
Each Participant is provided a “Target Incentive Opportunity” for the Performance Period, expressed as a percentage of base pay in effect as of the last day of the Performance Period (i.e., August 31, 2013).

•	The Plan’s “Target Award Pool” is the sum of the dollar amount of all Participants’ Target Incentive Opportunities.

Plan Funding:

•
After the end of the Performance Period, the Committee determines in its sole discretion its calculation of the “Funding Factor,” which represents the percentage attainment (on a weighted average basis) of the three Financial Goals (Net Sales, EPS and Cash Flow) based on the Company’s performance against each of the Financial Goals for the Performance Period, as follows:

Performance Level	Potential Award Pool Funding (As a Percent of Target Award Pool)
Threshold	35%
Target	100%
Outstanding	200%

•	The Funding Factor is multiplied by the Plan’s Target Award Pool to determine the amount of the Fiscal 2013 AIP Award Pool.

•	Special considerations for the Committee to follow when determining funding of the Award Pool in its sole discretion:

➢
The Committee may, in its sole discretion, consider subjective factors in determining whether or not any Financial Goal has been attained and the amount of Award Pool funding with respect to each Financial Goal, if any.

➢
The Award Pool will fund at 20% of Target-level funding in the event the Company pays dividends with respect to each of its fiscal quarters ending during the Performance Period. However, if the Company fails to attain at least the Threshold-level of performance with respect to the EPS Financial Goal for the Performance Period, the Award Pool may not be funded at a level greater than 20% of Target-level funding.

➢
One or more of the Financial Goals may be funded at above Outstanding-level funding if the Committee determines in its sole discretion that Company performance with respect to such Financial Goal warrants such funding; provided, however, the overall funding of the Award Pool is capped at 200% of Target-level funding unless the Committee determines in its sole discretion to fund above 200%.

Allocation of the Award Pool:

•	The Award Pool is allocated among Participants based upon:

➢	each Participant’s Target Annual Incentive Opportunity for the Performance Period;

➢	performance of the Participant’s business or function measured against business or function goals; and

➢	each Participant’s individual performance during the Performance Period.

o
People managers: 50% of the amount earned by the Participant under the terms of the Fiscal 2013 AIP (the “Award”) is based on development of people, team and personal development (including diversity); the remaining 50% is based on business results.

o	Non-managers: 75% of the Award is based on business results; the remaining 25% is based on personal development.

➢	A Participant’s Award may be greater than 200% of his or her Target Incentive Opportunity.

Events Affecting Payout of Individual Awards:

•
If a Participant commences employment with the Company during the Performance Period, the Participant is eligible for a pro-rated Award reflecting the actual number of months worked by the Participant during the Performance Period (rounded to the nearest whole month).

•
If a Participant’s Target Incentive Opportunity changes during the Performance Period (by reason of a promotion or demotion or otherwise), the Participant is eligible for an Award reflecting the Target Incentive Opportunity in effect for the Participant on the last day of the Performance Period.

•	If a Participant’s base pay changes during the Performance Period, the Participant’s Award is based on the Participant’s base pay in effect on the last day of the Performance Period.

•
If a Participant transfers employment within the Company or to a subsidiary of the Company, the Participant’s Award will come from the unit, division or subsidiary in which the Participant is working as of the last day of the Performance Period. In such an event, the Participant’s performance for the entire Performance Period will be considered in determining the amount of the Participant’s Award.

•	A Participant who:

➢
voluntarily resigns other than on account of “Retirement” forfeits all rights to the Participant’s Award unless the resignation occurs after the end of the Performance Period. “Retirement” is defined as a voluntary termination of employment on or after the attainment of age 55 and five years of employment with the Company and its affiliates.

➢
involuntarily separates without cause (including by reason of poor performance), retires, dies, or becomes permanently disabled (under the terms of any disability income plan applicable to such Participant), is eligible to receive a prorated payment in respect of the Participant’s Award based on the Participant’s employment during the Performance Period (rounded to the nearest whole month), provided that the Participant worked at least three whole months during the Performance Period.

➢
incurs a termination of employment for “cause” (as defined below), forfeits all rights to the Participant’s Award.  A termination of employment for “cause” is defined as an  involuntary termination of the Participant’s employment on account of the Participant engaging in (i) any willful or intentional neglect in performing the Participant’s duties, including, but not limited to, fraud, misappropriation or embezzlement involving property of the Company or an affiliate, or (ii) any other intentional wrongful act that may impair the goodwill or business of the Company or an affiliate, or that may cause damage to any of their businesses.

•	Continued eligibility for employees employed in the United States who become represented by a collective bargaining unit during the Performance Period will be determined by good faith bargaining.

•	Each Award granted to a Participant (to the extent earned) will be paid on or before November 15, 2013 (other payment dates may apply to Participants working outside the United States).

•
The Fiscal 2013 AIP, and any actions taken hereunder, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the application of the conflicts of law provisions thereof or any other state.

Proposed Definition of Performance Metrics –
Fiscal 2013 Annual Incentive Plan

Sales

•	Defined in accordance with the Monsanto Company Statement of Consolidated Operations

Diluted Earnings Per Share (EPS)

•	Defined in accordance with the Monsanto Company Statement of Consolidated Operations

•
Items, either positive or negative, that are deemed to be extraordinary by the People and Compensation Committee of the Board of Directors are excluded for purposes of Earnings Per Share (but not Cash Flow) calculations

➢	Restructuring charges and reversals
➢	Impact of lawsuit outcomes
➢	Impact of Solutia-related liabilities, expenses, settlements or agreements associated with Solutia’s reorganization plan
➢	Impact of unbudgeted business sales/divestitures
➢	Impact of changes in accounting rules

Cash Flow from Operating and Investing Activities

•	Defined in accordance with the Monsanto Company Statement of Consolidated Cash Flows

•	Items, either positive or negative, that are deemed to be extraordinary by the People and Compensation Committee of the Board of Directors are excluded for purposes of Cash Flow calculations

➢	Impact of unbudgeted acquisitions
➢	Impact of agreements associated with Solutia’s emergence from bankruptcy